SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 16, 2001

                                  ELCOTEL, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter).

          Delaware                     000-15205               592518405
----------------------------          -----------            -------------
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)

       6428 Parkland Drive, Sarasota, Florida                 34243
      ----------------------------------------              ----------
      (Address of principal executive offices)              (Zip Code)

                         Registrant's telephone number,
                       including area code: (941) 758-0389


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Item 5. Other Events

      On January 22, 2001 (the "Petition Date"), Elcotel, Inc. and its subsidiaries (collectively the "Debtors") filed voluntary petitions under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (the "Bankruptcy Court"), which cases are jointly administered under case numbers 01-01077 through 01-01079 (8C1) (the "Chapter 11 Proceeding"). The Company is presently operating its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court.

      On July 16, 2001, the Debtors filed a Joint Plan of Reorganization (the "Plan") and a Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code with respect to the Plan (the "Disclosure Statement"). Set forth below is a description of the Plan.

                            DESCRIPTION OF THE PLAN

Classes of Claims

      The Plan classifies all claims (except administrative and tax claims) against the Debtors and equity interests in each of the Debtors in five (5) classes as follows: (a) Bank Claims; (b) Priority Claims; (c) Non-Bank Secured Claims; (d) Unsecured Claims; and (e) Equity Interests in the Debtors. Administrative and tax claims against the Debtors are not classified for purposes of voting or receiving distribution under the Plan, and would be treated separately as unclassified claims. Each Non-Bank Secured Claim would be treated as a separate class for purposes of voting and receiving distributions under the Plan. Under the Plan, all classes of claims against the Debtors, except Priority Claims, are impaired.

      Under the Plan, the Debtors' senior secured lender, Bank of America, N.A. (the "Bank") would, with respect to allowed Bank Claims, receive (a) the proceeds from the proposed sale of the Debtors' real estate relating to its headquarters in Sarasota, Florida, and (b) a cash payment of $4,000,000 payable from the proceeds of a new revolving credit facility that the Debtors are attempting to obtain (the "Revolving Credit Facility") and a subordinated note in the principal amount of $4,798,000 (the "Subordinated Bank Note"). The Subordinated Bank Note would accrue interest at a rate of 12% per annum and mature on the sixth anniversary of the effective date of consummation of the Plan (the "Effective Date"). Periodic interest payments would be made only when the ratio of the Debtors' earnings before interest, taxes, amortization, depreciation, retention and incentive bonuses and chapter 11 professional fees ("EBITDA") to senior interest expense under the Revolving Credit Facility meets or exceeds five (5) to one (1).

      Holders of allowed Priority Claims would be unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights of such holders in respect of such claims would be fully reinstated and retained as though the Chapter 11 Proceeding had not been filed and the holders of such claims would be paid in full.

      Holders of allowed Non-Bank Secured Claims shall receive one of the following distributions: (a) the payment of such claims in full; (b) the sale or disposition proceeds of the property securing such claims to the extent of the value of their respective interests in such property; (c) the surrender to the


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holders of the property securing such claims; or (d) such other distributions as would be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each allowed Secured Claim would be determined by the Debtors, in their discretion, on or before the confirmation date of the Plan, and upon notice to each secured creditor. With respect to any allowed Non-Bank Secured Claim that is based on a right of recoupment or setoff, such treatment would be implemented by giving effect to such right of recoupment or setoff.

      On the Effective Date, holders of allowed Unsecured Claims would receive the number of shares of convertible preferred stock of Elcotel to be authorized under the Plan (the "Convertible Preferred Stock") equal to their pro rata share thereof based on the proportion that their allowed claims bear to the aggregate amount of all allowed Unsecured Claims. The Convertible Preferred Stock would be convertible into thirty percent (30%) of new common stock of Elcotel to be authorized under the Plan (the "Common Stock") at the discretion of such holders until such time the Subordinated Bank Note is satisfied. The Convertible Preferred Stock would accrue interest at eight percent (8%) per annum, which accrual would cease upon the initial repayment of any face amount of such Convertible Preferred Stock. Upon satisfaction of the Subordinated Bank Note, the holders of Unsecured Claims would have the option to either (a) receive a cash payout for the face amount of the Convertible Preferred Stock, together with the accrued interest, or (b) convert the face amount of the Convertible Preferred Stock into their proportionate share of Common Stock representing thirty percent (30%) of the Common Stock and receive a cash payment in the amount of the accrued interest.

      On the Effective Date, Equity Interests in Elcotel's existing common stock would be canceled and holders of allowed Equity Interests in existing common stock would receive pro rata shares of Common Stock. All Equity Interests in Elcotel's subsidiaries would be canceled.

      Subject to the provisions of the Plan, holders of allowed claims incurred by the Debtors on or after the Petition Date and before the Effective Date for a cost or expense of administration in the Chapter 11 Proceedings entitled to priority under sections 503(b) and 507(a)(1) of the Bankruptcy Code ("Administrative Claims') would receive (i) the amount of such allowed claims in a single cash payment, or (ii) such other treatment as may be agreed upon in writing by the Debtors and such holders; provided, that an Administrative Claim representing a liability incurred in the ordinary course of business of the Debtors may be paid at the Debtors' election in the ordinary course of business.

      At the election of the Debtors, holders of allowed Tax Claims would receive in full satisfaction of such allowed Tax Claims, (a) the amount of such allowed Tax Claims, with post-confirmation interest thereon, in equal annual cash payments on each anniversary of the Effective Date, until the sixth anniversary of the date of assessment of such Tax Claims (provided that the Debtors may prepay the balance of any such allowed Tax Claim at any time without penalty); (b) a lesser amount in one cash payment as may be agreed upon in writing by such holders; or (c) such other treatment as may be agreed upon in writing by such holder. The order of the Bankruptcy Court confirming the Plan would constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any holder of a Tax Claim from commencing or continuing any action or proceeding against any responsible person or officer or director of the Debtors that otherwise would be liable to such holder for payment of a Tax Claim so long as no default has occurred with respect to such Tax Claim under the Plan.


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

Acceptance or Rejection of the Plan

      The holders of Bank Claims, Non-Bank Secured Claims, Unsecured Claims and Equity Interests in Elcotel would be entitled to vote to accept or reject the Plan. Holders of equity interests in Elcotel's subsidiaries would not receive nor retain any property under the Plan and such holders are therefore deemed to have rejected the Plan without actually voting on it. Holders of Priority Claims are unimpaired and will be deemed to have accepted the Plan.

      Only holders of claims that are of record and as to which an objection is not pending as set forth in the order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan would be entitled to accept or reject the Plan. A class of claims will have accepted the Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the allowed claims in such class that have voted on the Plan.

      There can be no assurance that the creditors and equity holders of the Debtors will approve the Plan, that the Bankruptcy Court will confirm the Plan or that the Plan will allow the Company to continue to operate or operate profitably. Also, there can be no assurance that amendments to the Plan and other actions during the Chapter 11 Proceeding will not have a material adverse effect on the financial condition and/or outlook of the Company and its ability to reorganize. Furthermore, there is no assurance that the Company will be able to secure the financing required to consummate the Plan, or that such financing, if available, will not be on onerous terms.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ELCOTEL, INC.

Date: July 31, 2001                       By:/s/ William H. Thompson
                                             --------------------------------
                                             William H. Thompson
                                             Senior Vice President,
                                             Administration and Finance

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